As Filed with the Securities and Exchange Commission on November 24, 2005

                              Registration No. 333-
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                TANK SPORTS, INC.
                 ---------------------------------------------
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


            California                      3751                  95-4849012
--------------------------------------------------------------------------------
(State or jurisdiction of       (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)




                               10925 Schmidt Road
                           El Monte, California 91733
                                 (626) 350-4039

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                 Jing Jing Long
                                    President
                               10925 Schmidt Road
                           El Monte, California 91733
                                  (626)350-4093

            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

                            THE O'NEAL LAW FIRM, P.C.
                       Attention: William D. O'Neal, Esq.
                            17100 East Shea Boulevard
                                   Suite 400-D
                          Fountain Hills, Arizona 85268
                              (480) 812-5058 (tel)
                                 (480) 816-9241
                                     (fax)

Approximate  date of proposed  sale to the  public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

 Title of Securities to be      Amount to be     Proposed maximum offering     Proposed maximum aggregate    Amount of
       Registered (1)            registered           price per share (3)              offering            registration
                                                                                       price (US $)            Fee (2)
-----------------------------------------------------------------------------------------------------------------------
 Common stock to be Offered      1,446,500                 $1.00                        $1,446,500             $170.37
   for resale by selling
      stockholders
-----------------------------------------------------------------------------------------------------------------------
   Total Registration Fee                                                                                      $170.37

(1) In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee.

(3) Fixed offering price was set by the selling shareholders until securities are quoted on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for listing on the OTC Bulletin Board.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED November 22, 2005

                                TANK SPORTS, INC.
                            A CALIFORNIA CORPORATION
               RELATING TO THE RESALE OF UP TO 1,446,500 SHARES OF
                         TANK SPORTS, INC. COMMON STOCK

The prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain shares of common stock (the "Selling Shareholders") of Tank Sports, Inc. Accordingly, the prospectus and the registration statement cover the resale by certain Selling Shareholders of 1,446,500 shares of our common stock.

There is currently no public market for our shares.

The sales price to the public was set by the selling shareholders at $1.00 per share for a total of $1,446,500. The price of $1.00 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for listing on the OTC Bulletin Board.

  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________ 2005.

                                TABLE OF CONTENTS

                                                                     PAGE NUMBER

PROSPECTUS SUMMARY ...................................................... 6
RISK FACTORS ............................................................ 8
RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK ..................... 8
RISKS RELATING TO OUR BUSINESS .......................................... 9
FORWARD-LOOKING STATEMENTS ............................................. 14
USE OF PROCEEDS ........................................................ 14
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ............... 14
DIVIDEND POLICY ........................................................ 15
MANAGEMENT'S DISCUSSION AND ANALYSIS ................................... 15
DESCRIPTION OF BUSINESS ................................................ 19
LEGAL PROCEEDINGS ...................................................... 24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ........... 24
EXECUTIVE COMPENSATION ................................................. 25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ......................... 26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ......... 27
DESCRIPTION OF COMMON STOCK ............................................ 27
PLAN OF DISTRIBUTION ................................................... 28
SELLING SHAREHOLDERS ................................................... 30
LEGAL MATTERS .......................................................... 32
TRANSFER AGENT ......................................................... 32
EXPERTS ................................................................ 32
INTEREST OF NAMED EXPERTS .............................................. 32
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES
  ACT LIABILITIES ...................................................... 33
WHERE YOU CAN FIND MORE INFORMATION .................................... 33
FINANCIAL STATEMENTS ................................................... 35
INDEMNIFICATION OF DIRECTORS AND OFFICERS .............................. 48
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ............................ 49
RECENT SALES OF UNREGISTERED SECURITIES ................................ 49
EXHIBITS ............................................................... 49
UNDERTAKINGS ........................................................... 50
SIGNATURES ............................................................. 51

                              ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement. The selling shareholders ("Selling Shareholders") may sell some or all of their shares in transactions from time to time.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely upon it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporate by reference in this prospectus is accurate only as of the date of the documents containing the information. As used in this prospectus, the terms "we", "us", "our" and "Tank" refer to "Tank Sports, Inc." All dollar amounts refer to United States dollars unless otherwise indicated.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

GENERAL

Tank Sports, Inc. was originally incorporated under the laws of the State of California on March 5, 2001, as Bi-Tank, Inc. On June 21, 2004, we amended our Articles of Incorporation changing our name to "Tank Sports, Inc." Our executive offices are located at 10925 Schmidt Road, El Monte, California 91733. Our telephone number is (626) 350-4039.

OUR BUSINESS

We market, sell and distribute recreational and transportation motorcycles, all-terrain vehicles ("ATVs"), dirt bikes, scooters and Go Karts in the United States and in International markets. We complement each of product lines with an assortment of replacement parts and accessories. We market our products through Tank Sports, Inc., as well as a network of dealers and distributors in the United States. In the International markets, we sell our products through a network of dealers and distributors serving countries such as Mexico, Ecuador, Jamaica and Finland.

THE OFFERING

The prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain shares of common stock (the "Selling Shareholders") of Tank Sports, Inc. Accordingly, the prospectus and the registration statement cover the resale by certain Selling Shareholders of 1,446,500 shares of our common stock.

The sales price to the public was set by the selling shareholders at $1.00 per share for a total of $1,446,500. The price of $1.00 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for listing on the OTC Bulletin Board.

See "Plan of Distribution" on page 28 for a further description of how the Selling Shareholders may dispose of the shares covered by this prospectus.

NUMBER OF SHARES OUTSTANDING

There were 8,125,700 shares of our common stock issued and outstanding as at November 15, 2005.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the Selling Shareholders. We will incur all costs associated with this prospectus and related registration statement.

SUMMARY OF FINANCIAL DATA

The summarized financial data set forth in the table below is derived from and should be read in conjunction with our audited financial statements for the period from March 1, 2003 to the year ended February 28, 2004, the period from March 1, 2004 to the year ended February 28, 2005, and our interim financial statements for the period ending August 31, 2005, including the notes to those financial statements which are included elsewhere in this prospectus.


                                         As of February   As of August
                                             28, 2005       28, 2005
                                          -------------  -------------
                                                           (Unaudited)
Balance Sheet:

Current assets                              $   493,678    $ 1,289,006

Total assets                                $   730,281    $ 1,563,941

Current liabilities                         $ 1,308,234    $ 2,106,686

Working capital                             $  (814,556)   $  (817,680)

Stockholders' deficit                       $  (577,953)   $  (542,744)

Loss per Share                              $     (0.02)   $     (0.00)


Statement of Operations:

Revenue                                     $ 2,858,609    $ 2,622,360

Total expenses                              $   809,909    $   768,943
                                          -------------  -------------
Net loss/profit                             $  (121,478)   $    35,209
                                          =============  =============

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our Company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 8,125,700 shares of common stock issued and outstanding as of November 15, 2005. When this registration statement is declared effective, the Selling Stockholders will be able to resell up to 1,446,500 shares of our common stock. As a result, a substantial number of our shares of common stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell their shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

ADDITIONAL ISSUANCES OF EQUITY SECURITIES MAY RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock. Common stock is our only authorized class of stock. The board of directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock from the Selling Shareholders, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

OUR COMMON STOCK IS CLASSIFIED AS A "PENNY STOCK" UNDER SEC RULES WHICH LIMITS THE MARKET FOR OUR COMMON STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.

A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

RISKS RELATED TO OUR BUSINESS

OUR AUDITORS HAVE ISSUED A "GOING CONCERN" QUALIFICATION TO THE AUDIT REPORT of the financial statements of Tank Sports, Inc. for the year ended February 28, 2005 DUE TO THE CONTINUING LOSSES ON OPERATIONS, WHICH INDICATES THE POTENTIAL FOR BUSINESS FAILURE OF THE COMPANY.

The independent auditor's report accompanying our February 28, 2005 audited financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern." Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected.

FAILURE TO RETAIN OUR EXISTING MANAGEMENT TEAM COULD NEGATIVELY IMPACT OUR REVENUES.

Our success depends largely on the skills of certain key management, in particular our Chairman, Ms. Jing Jing Long , our President and Treasurer , and our Secretary, Mr. Jim Ji. We do not have employment agreements with our executive officers, key management or other employees and, therefore, they could terminate their employment at any time without penalty. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees could negatively impact our revenues and our ability to generate profits. We may not be able to recruit personnel on acceptable terms to replace these individuals in a timely manner, or at all.

WE ARE ALSO DEPENDENT FOR OUR SUCCESS ON OUR ABILITY TO ATTRACT AND RETAIN TECHNICAL MOTOR VEHICLE PERSONNEL, SALES AND MARKETING PERSONNEL AND OTHER SKILLED MANAGEMENT.

Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel. Failure to attract and retain necessary technical motor vehicle personnel, sales and marketing personnel and skilled management could adversely affect our business. If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.

OUR FUTURE  SUCCESS  DEPENDS ON OUR  ABILITY  TO  RESPOND TO  CHANGING  CONSUMER
DEMANDS, IDENTIFY AND INTERPRET RECREATIONAL VEHICLE TRENDS AND INDUSTRY STANDARDS AND SUCCESSFULLY MARKET NEW PRODUCTS.

The recreational vehicle industry is subject to rapidly changing consumer demands, technological improvements and industry standards. Accordingly, we must identify and interpret vehicle trends and respond in a timely manner. Demand for and market acceptance of new products are uncertain and achieving market acceptance for new products generally requires substantial product development and marketing efforts and expenditures. If we do not continue to meet changing consumer demands and develop successful product lines in the future, our growth and profitability will be negatively impacted. If we fail to anticipate, identify or react appropriately to changes in product style, quality and trends or are not successful in marketing new products, we could experience an inability to profitably sell our products even at lower cost margins. Because of these risks, a number of companies in the recreational vehicle industry in general, have experienced periods of rapid growth in revenues and earnings and thereafter periods of declining sales and losses, which in some cases have resulted in companies in these industries ceasing to do business. Similarly, these risks could have a severe negative effect on our results of operations or financial condition.

OUR BUSINESS AND THE SUCCESS OF OUR PRODUCTS COULD BE HARMED IF WE ARE UNABLE TO MAINTAIN THEIR BRAND IMAGE.

Our success is dependent in large part to the strength of the brand names we distribute. If we are unable to timely and appropriately respond to changing consumer demand, the brand name and brand image we distribute may be impaired. Even if we react appropriately to changes in consumer preferences, consumers may consider those brand images to be outdated or associate those brands with styles of recreational vehicles that are no longer popular. If our product lines are deemed inexpensive but of poor quality, we may experience periods of rapid growth in revenues and earnings followed by periods of declining sales and losses. Our business may be similarly affected in the future.

OUR BUSINESS MAY BE NEGATIVELY IMPACTED AS A RESULT OF CHANGES IN THE ECONOMY.

Our business depends on the general economic environment and levels of consumer spending that affect not only the ultimate consumer, but also our dealer network. Purchases of recreational vehicles tend to decline in periods of recession or uncertainty regarding future economic prospects, when consumer spending, particularly on discretionary items, declines. During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales to existing dealers, make sales to new dealers, maintain sales levels or maintain or improve our earnings from operations as a percentage of net sales. As a result, our operating results may be adversely and materially affected by downward trends in the economy, continued increases in gasoline prices or the occurrence of events that adversely affect the economy in general. Furthermore, in anticipation of continued increases in net sales, we have significantly expanded our infrastructure and workforce to achieve economies of scale. Because these expenses are fixed in the short term, our operating results and margins will be adversely impacted if we do not continue to grow as anticipated.

ECONOMIC, POLITICAL, MILITARY OR OTHER EVENTS IN THE UNITED STATES OR IN A COUNTRY WHERE WE MAKE SIGNIFICANT SALES OR HAVE OUR PRODUCTS MANUFACTURED COULD INTERFERE WITH OUR SUCCESS OR OPERATIONS AND HARM OUR BUSINESS.

Our products are manufactured primarily in Mexico and China by contracted manufacturers and we plan to market and sell our products and services world-wide. The September 11, 2001 terrorist attacks disrupted commerce throughout the United States and other parts of the world. The continued threat of similar attacks throughout the world and the military action, or possible military action, taken by the United States and other nations, in Iraq or other countries may cause significant disruption to commerce throughout the world. To the extent that such disruptions further slow the global economy or, more particularly, result in delays or cancellations of purchase orders for our products, our business and results of operations could be materially adversely affected. We are unable to predict whether the threat of new attacks or the responses thereto will result in any long-term commercial disruptions or if such activities or responses will have a long-term material adverse effect on our business, results of operations or financial condition.

OUR OPERATING RESULTS COULD BE NEGATIVELY IMPACTED IF OUR SALES ARE CONCENTRATED IN ANY ONE STYLE OF RECREATIONAL VEHICLE.

If any one style or group of similar styles of our recreational vehicles were to represent a substantial portion of our net sales, we could be exposed to risk should consumer demand for such style or group of styles decrease in subsequent periods. While we are attempting to hedge this risk by offering a broad range of products, our gross sales for the year ended February 28, 2005 was comprised almost 100% by selling cruiser motorcyles. However, this may change in the future and fluctuations in sales of any given style that represents a significant portion of our future net sales could have a negative impact on our operating results.

OUR INTERNATIONAL MANUFACTURING OPERATIONS ARE SUBJECT TO THE RISKS OF DOING BUSINESS ABROAD, WHICH COULD AFFECT OUR ABILITY TO MANUFACTURE OUR PRODUCTS IN INTERNATIONAL MARKETS, OBTAIN PRODUCTS FROM FOREIGN SUPPLIERS OR CONTROL THE COSTS OF OUR PRODUCTS.

Substantially all of our net sales during 2004 were derived from sales of recreational vehicles manufactured in Mexico and China. Foreign manufacturing is subject to a number of risks, including: o political and social unrest, including our military presence in Iraq;

     o    changing economic conditions;

     o    currency exchange rate fluctuations;

     o    international political tension and terrorism;

     o    work stoppages;

     o    electrical shortages;

     o    transportation delays;

     o    loss or damage to products in transit;

     o    expropriation;

     o    nationalization;

     o the imposition of tariffs and trade duties both international and domestically;

     o    import and export controls and other non-tariff barriers;

     o exposure to different legal standards (particularly with respect to intellectual property);

     o    compliance with foreign laws; and

     o    changes in domestic and foreign governmental policies.


In particular, because all of our products are currently manufactured in Mexico and China, adverse change in trade or political relations with Mexico and/or China or political instability in Mexico and/or China would severely interfere with the manufacture of our products and would materially adversely affect our operations. Foreign manufacturers, especially in Mexico and China may be more susceptible to electrical shortages than U.S. manufacturers, which may cause them, in some cases, to shut down production at least one day a week. These electrical shortages may extend the production time necessary to produce our orders, and there may be circumstances in the future where we may have to incur premium freight charges to expedite product to our customers. If we incur a significant amount of premium charges to airfreight product for our customers, our gross profit will be negatively affected if we are unable to collect those charges.

In addition, if we, or our foreign manufacturer, violate United States or foreign laws or regulations, we may be subject to extra duties, significant monetary penalties, the seizure and the forfeiture of the products we are attempting to import or the loss of our import privileges. Possible violations of United States or foreign laws or regulations could include inadequate record keeping of our imported products, misstatements or errors as to the origin, quota category, classification, marketing or valuation of our imported products, fraudulent visas or labor violations. The effects of these factors could render our conduct of business in a particular country undesirable or impractical and have a negative impact on our operating results.

OUR BUSINESS COULD BE HARMED IF OUR CONTRACT MANUFACTURERS OR SUPPLIERS VIOLATE LABOR OR OTHER LAWS.

We require our independent contract manufacturer and suppliers to operate in compliance with applicable United States and foreign laws and regulations. Although we promote ethical business practices, we do not control them or their labor practices. If our independent contract manufacturer or suppliers violates labor or other laws or diverges from those labor practices generally accepted as ethical in the United States, it could result in adverse publicity for us, damage our reputation in the United States or render our conduct of business in a particular foreign country undesirable or impractical, any of which could harm our business.

FOREIGN CURRENCY FLUCTUATIONS COULD ADVERSELY AFFECT OUR PROFITABILITY.

We generally purchase our products in U.S. dollars. However, we source substantially all of our products overseas and, as such, the cost of these products may be affected by changes in the value of the relevant currencies. Changes in currency exchange rates may also affect the relative prices at which we and foreign competitors sell products in the same market. There can be no assurance that foreign currency fluctuations will not have a material adverse impact on our business, financial condition and results of operations.

OUR BUSINESS IS SUBJECT TO SEASONALITY THAT MAY CAUSE OUR QUARTERLY OPERATING RESULTS TO FLUCTUATE MATERIALLY AND CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE.

Motorcycle and ATV sales in general are seasonal in nature since consumer demand is substantially lower during the colder season in North America. We may endure periods of reduced revenues and cash flows during off-season months and be required to reduce the size of our work force or terminate some of our employees from time to time. Building inventory during the off-season period could harm our financial results if anticipated sales are not realized. Further, if a significant number of our dealers are concentrated in locations with longer or more intense cold seasons, lack of consumer demand due to seasonal factors may impact us more adversely, further reducing revenues or resulting in reduced revenues over a longer period of time.

COMPLIANCE  WITH   ENVIRONMENTAL  AND  SAFETY  REGULATIONS  COULD  INCREASE  OUR
PRODUCTION COSTS, DELAY INTRODUCTION OF OUR PRODUCTS AND SUBSTANTIALLY IMPAIR OUR ABILITY TO GENERATE REVENUES AND ACHIEVE PROFITABILITY.

We must comply with numerous federal and state regulations governing environmental and safety factors with respect to motorcycles and their use. These various governmental regulations generally relate to air, water and noise pollution, as well as motorcycle safety standards. If we are unable to obtain the necessary certifications or authorizations required by government standards, or fail to maintain them, our business and future operations would be harmed seriously.

Use of motorcycles in the United States is subject to rigorous regulation by the Environmental Protection Agency ("EPA"), and by state pollution control agencies. Any failure by us to comply with applicable environmental requirements of the EPA or state agencies could subject us to administratively or judicially imposed sanctions such as civil penalties, criminal prosecution, injunctions, product recalls or suspension of production.

Our business and facilities also are subject to regulation under various federal, state and local regulations relating to resale of motorcycles and ATV operations, occupational safety, environmental protection, hazardous substance control and product advertising and promotion. Our failure to comply with any of these regulations in the operation of our business could subject us to administrative or legal action resulting in fines or other monetary penalties or require us to change or cease our business.

IF WE MARKET AND SELL OUR PRODUCTS IN INTERNATIONAL MARKETS, WE WILL BE SUBJECT TO ADDITIONAL REGULATIONS RELATING TO EXPORT REQUIREMENTS, ENVIRONMENTAL AND SAFETY MATTERS, AND MARKETING OF THE PRODUCTS AND DISTRIBUTORSHIPS, AND WE WILL BE SUBJECT TO THE EFFECT OF CURRENCY FLUCTUATIONS, ALL OF WHICH COULD INCREASE THE COST OF SELLING OUR PRODUCTS AND SUBSTANTIALLY IMPAIR OUR ABILITY TO ACHIEVE PROFITABILITY IN FOREIGN MARKETS.

As a part of our marketing strategy, we intend, in the future, to market and sell our products internationally. In addition to regulation by the U.S. government, our products will be subject to environmental and safety regulations in each country in which we market and sell our motorcycles. Regulations will vary from country to country and will vary from those of the United States. The difference in regulations under U.S. law and the laws of foreign countries may be significant and, in order to comply with the laws of these foreign countries, we may have to implement manufacturing changes or alter product design or marketing efforts. Any changes in our business practices or products we sell will require response to the laws of foreign countries and will result in additional expense to us.

Additionally, we may be required to obtain certifications or approvals by foreign governments to market and sell our products in foreign countries. We may also be required to obtain approval from the U.S. government to export our products. If we are delayed in receiving, or are unable to obtain, import or export clearances, or if we are unable to comply with foreign regulatory requirements, we will be unable to execute our international marketing strategy for our products.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements," as that term is used in federal securities laws, about our financial condition, results of operations and business. These statements include, among others:

o statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document or may be incorporated by reference to documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus. Further, the information contained in this prospectus or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

                                 USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the Selling Shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the Selling Shareholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We have agreed to register the shares of the Selling Shareholders as set forth in this registration statement and prospectus and incur all costs associated with this prospectus and related registration statement.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any exchange and there is no public trading market for the common stock.

As of November 15, 2005, we had 39 shareholders of record. We have no outstanding warrants or options to purchase our securities.

Shares Eligible for Future Sale.

Upon completion of the offering, we will have 8,125,700 shares of common stock outstanding. A current shareholder who is an "affiliate" of our company, defined in Rule 144 as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, our company, will be required to comply with the resale limitations of Rule 144.

Purchasers of shares in the offering, other than affiliates, may resell their shares immediately. Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions regarding the manner of sale, notice requirements, and the availability of current public information about our company. The volume limitations generally permit an affiliate to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. A person who ceases to be an affiliate at least three months before the sale of restricted securities beneficially owned for at least two years may sell the restricted securities under Rule 144 without regard to any of the Rule 144 limitations.

DIVIDEND POLICY

No dividends have ever been declared by the Board of Directors on our common stock. We do not indicate the intention of paying cash dividends on our common stock in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER COMPENSATION PLANS

We have no equity compensation plan.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The  following  discussion  should  be  read in  conjunction  with  our  audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 8 of this registration statement. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

PLAN OF OPERATION

Since our inception, we commenced the sale and distribution of motorcycles and ATV's under the brand name of TANK. In order to succeed, we intend to do the following:

1. Generate Dealer Interest and Recruit Dealers. We have used our power sports vehicles to create awareness within the power sports industry. We have also displayed these vehicles at trade shows and events to generate dealer interest in TANK products. We intend to continue our promotional efforts through public relations program, attending and displaying our products at dealer trade shows, direct mail efforts and direct solicitations of prospective customers. We have identified 25 dealers that we expect will enter into dealer agreements with us.

We believe our dealer qualification criteria are strict and they include experience, reputation, ability to serve the geographic territory and financial strength.

2. Generate Consumer Interest and Develop the TANK Brand. To date, our products have appeared in over 10 publications. We believe this publicity is critical to creating awareness of the TANK brand. We intend to continue our public relations efforts to create additional consumer interest and to support our dealers in targeted advertising and marketing efforts in their geographic territories. We also plan to continue to attend trade shows and events targeted to consumers to provide them with opportunities to see, and in some cases ride, our products. We believe these efforts, as well as mailing information to persons who have inquired about our products, will generate the customer awareness we believe is necessary to sell our products, and to develop the TANK brand.

Our focus in the next 12 months has been to seek necessary working capital, and to develop our marketing plan. Our marketing plan focuses on dealers and the retail market, through comprehensive print advertising, participation in trade shows and other direct marketing efforts. Our marketing strategy is based on a reliable product, consistent quality and the delivery of a unique name and image. We estimate the necessary proceeds to implement this marketing campaign to be $180,000. We do not plan to carry out these actions until we have secured funds from our cash flows to fully fund this marketing plan. At this time, it is uncertain as if we can secure necessary financing


RESULTS OF OPERATIONS

                   FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2005

We generated revenues of $2,858,609 for the fiscal year ending February 28, 2005, as compared to $1,886,237 in revenues for the fiscal year ended February 28, 2004. The increase is primarily attributable to increased sales.

Our net loss for fiscal year ended February 28, 2005 was approximately ($121,478) as compared to a net loss for fiscal year ended February 28, 2004 of approximately ($80,137). The increase in our net loss is primarily attributable to increase in operating expenses, especially in advertising, trade show, freight out and rents.

During the fiscal year ended February 28, 2005, we recorded operating expenses of $809,909, consisting primarily of (i) $510,077 in general and administrative expenses; and (ii) $299,832 in selling expenses. General and administrative expenses generally include corporate overhead, financial and administrative services.

During the fiscal year ended February 28, 2005, net cash flow used in operating activities was $24,841. Our net cash flows used in operating activities consisted primarily of payment of loans borrowed from Steady Star, an S Corp in California and a related company. SEE CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

During the fiscal year ended February 28, 2005, net cash flows used in investing activities was $(50,796), which was primarily the result of unsecured loans made to two unrelated parties with both payable in 2007.

                 FOR THE SIX MONTH PERIOD ENDED AUGUST 31, 2005

We generated revenues of $2,622,360 for the six month period ending August 31, 2005, as compared to $1,414,097 in revenues for the same period ended August 31, 2004. The increase is primarily attributable to increased sales.

Our net income for the six month period ended August 31, 2005 was approximately $35,209 as compared to a net loss for the same period ended August 31, 2004 of approximately ($77,201). The increase in our net income is primarily attributable to increased sales.

During the six month period ended August 31, 2005, we recorded operating expenses of $768,943, consisting primarily of (i) $511,447 in general and administrative expenses; and (ii) $257,496 in selling expenses. General and administrative expenses generally include corporate overhead, financial and administrative services.

During the six month period ended August 31, 2005, net cash flow used in operating activities was $280,500. Our net cash flows used in operating activities consisted primarily of $475,000 spent in Inventory.

During the six month period ended August 31, 2005, net cash flows used in investing activities was ($42,954), which was primarily the result of a purchase of an automobile for company use.

LIQUIDITY AND CAPITAL RESOURCES

At August 31, 2005, our current assets were $1,289,006, current liabilities were $2,106,686, resulting in a working capital deficit of $817,680.

At August 31, 2005, we had cash and cash equivalents of $278,487.

The Company anticipates the future cash flow from revenue and existing financing facilities would be adequate to fund our operations over the next twelve (12) months. We have no lines of credit or other bank financing arrangements. However, the Company is meeting its requirements from line of credit obtained by a related party. SEE CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS SECTION. Generally, we have financed operations to date through cash flow and shareholder loans. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to advertisement and marketing of our brand name and the expansion of dealership networks. We intend to finance these expenses from current and future revenues from operations.


MATERIAL COMMITMENTS

We have no material commitments as at the date of this registration statement.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not intend to purchase any  significant  equipment  during the next twelve
(12) months.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006.

The Company believes that the adoption of this standard will have no material impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its financial position or results of operations.


APPLICATION OF CRITICAL ACCOUNTING POLICIES

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements. A summary of our significant accounting policies is included in Note 3 to our financial statements which are included in PART I. FINANCIAL INFORMATION of this Form SB 2.

In applying these policies, estimates and judgments affect the amounts at which accounts receivable, inventory, and certain liabilities are recorded and the useful lives of property and equipment. We apply our accounting policies on a consistent basis. Changes in circumstances are considered in our estimates and judgments. Future changes in circumstances could result in changes in amounts at which assets and liabilities are recorded. Future changes could also affect the estimated useful levels of property and equipment, which could result in changes in depreciation expense or write offs or write downs of such assets.

Revenue   Recognition.   The  Company's  revenue  recognition  policies  are  in
compliance with Staff Accounting Bulletion (SAB) 104. Sales revenue is recognized at the date of the shipment to customers with criteria including formal arrangements, the price is fixed and determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received prior to completing all aforementioned criteria are recorded as unearned revenue.

Allowance for Doubtful Accounts. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and change in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Inventory. Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Machinery and equipment. Machinery and Equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized.

Income taxes. The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.


                             DESCRIPTION OF BUSINESS

CORPORATE HISTORY

Tank Sports, Inc. was originally incorporated under the laws of the State of California on March 5, 2001, as Bi-Tank, Inc. On June 21, 2004, we amended our Articles of Incorporation changing our name to "Tank Sports, Inc." Our principal office and warehouse is located at 10925 Schmidt Road, El Monte, California 91733. We currently maintain a web site at http://www.tank-sports.com.

CURRENT BUSINESS OPERATIONS

We market, sell and distribute recreational and transportation motorcycles, all-terrain vehicles ("ATVs"), dirt bikes, scooters and Go Karts in the United States and international markets. We complement each of product lines with an assortment of replacement parts and accessories, which are available at our dealerships. We market our products through Tank Sports, Inc., as well as a network of about 151 dealers and distributors worldwide, with over 100 dealers in the United States. Outside of the United States, we sell our products through an international network of dealers and distributors serving countries such as Mexico, Ecuador, Jamaica and Finland.

We offer a full product line consisting of four cruiser motorcycles, seven dirt bike motorcycles, eight scooters, and seven all-terrain vehicles. The cruiser motorcycles ranges in sizes from 50cc to 250cc, dirt bikes range in size from 70cc to 250cc, scooter ranges in sizes from 50cc to 150cc and the ATVs models are 70cc to 250cc. We also offer a bicycle line consisting of "Trials", bikes for skill oriented riders, "Cruisers", for common use, "BMX" and Mountain Bikes. Since we launched motorcycle and ATVs products in 2003, we have switched our focus from bicycles to the sales and distribution of motorcycles and ATVs.

Our motorcycle and ATV products are contract manufactured in China and Mexico plants. Our products are manufactured according to our proprietary designs and standards.

Industry Background

Motorcycles

We are engaged in the sales and distribution of motorcycles, mainly off road vehicles, dirt bikes, scooters, ATVs and Go Karts. According to MIC, new motorcycle retail sales equaled an estimated 8.2 billion dollars in 2003. On-highway motorcycles accounted for 86%, while off-highway motorcycles and dual motorcycles represented 12% and 2% respectively. There were 8.8 million motorcycles in operation in the United States, or 3 motorcycles for every 100 persons. Of those, 6.9 million were used on public roads and highways, and 2.4 million were used off-road; these figures include 500,000 dual-purpose bikes, which are designed for use on public roads and for off-highway recreational purposes.

In the 8.8 million motorcycles in use, 23.5 million people operated a motorcycle in 2003. The MIC is the national trade association created to promote motorcycling and to enhance the U.S. Motorcycle industry. More than 300 members represent manufacturers and distributors of motorcycles, scooters, parts and accessories, and interface with allied trades (such as publishing, insurance and consultants) that support the continued development of statistics, effective governmental efforts and industry relations. At the present time, according to MIC, 13,924 retail outlets sell motorcycles and related products in the United States. 45% of these retail outlets are authorized to sell new motorcycles, scooters or all-terrain vehicles based on MIC estimates.

Motorcycle industry experts recently reported that worldwide demand for motorcycles is forecast to advance 5.2 percent annually to more that 35 million units in the year 2007, valued at $46 billion. In 2004, the total worldwide demand for motorcycles is expected to rise from the previous year, to 31,070,000 units. ("Yamaha 2004 annual report") The growth is driven by increased income levels in emerging markets such as India, China, and Southeast Asia, demand for scooters, mopeds and light motorcycles will remain relatively robust, providing continued growth opportunities for motorcycle OEMs and suppliers. The market for larger displacement motorcycles will also remain strong, although some concerns regarding future demand have emerged due to the aging of the customer base, especially in the United States and Western Europe. The implementation of new exhaust emissions regulations could trigger an increased demand for newer, cleaner engine designs in emerging markets where mobile source pollution has become a primary concern.

All-terrain Vehicles ("ATVs")

ATVs are four-wheel vehicles with balloon style tires designed for off-road use and traversing rough terrain, swamps and marshland. ATVs are used for recreation, in such sports as fishing and hunting, as well as for utility purposes on farms, ranches and construction sites. ATVs were introduced to the North American market in 1971 by Honda. Other Japanese motorcycle manufacturers including Yamaha, Kawasaki and Suzuki entered the North American ATV market in the late 1970s and early 1980s. We entered the ATV market in 2003. Also in 2003, John Deere announced its planned entrance into the North American ATV market in early 2004. In 1985, the number of three- and four-wheel ATVs sold in North America peaked at approximately 650,000 units per year, then dropped dramatically to a low of 148,000 in 1989. Since that time, the industry has grown consistently. According to Polaris, during the calendar year 2004 the industry grew seven percent (7%) with approximately 1,129,000 ATVs sold worldwide.

COMPETITION

The ATV and motorcycle markets in the United States are highly competitive. A handful of competitors dominate the powersports industry in the United States. Our main competitors includes three North American competitors (Polaris, Arctic Cat and Bombardier) and four Japanese competitors (Honda, Kawasaki, Suzuki and Yamaha) Competition in such markets is based upon a number of factors, including price, quality, reliability, styling, product features and warranties. At the dealer level, competition is based on a number of factors including sales and marketing support programs (such as financing and cooperative advertising).

Certain of our competitors are more diversified and have financial and marketing resources which are substantially greater than those of our company. Our products are competitively priced and management believes our sales and marketing support programs for dealers are comparable to those provided by its competitors. Our products compete with many other recreational products for the discretionary spending of consumers. The following discussion is brief overview of our main competitors:

Polaris: Polaris Industries, Inc. engages in designing, engineering, manufacturing, and marketing motorized products for recreation and utility use, including all-terrain vehicles,, snowmobiles, and motorcycles together with related replacement parts, garments, and accessories. This company also markets a line of recreational apparel, including helmets, jackets, bibs and pants, leathers, and hats for its snowmobile, ATV, and motorcycle lines. It sells its products through dealers and distributors principally located in the United States, Canada, and Europe. Polaris Industries was formed in 1994 and is headquartered in Medina, Minnesota. Polaris competes in ATVs, snowmobiles, motorcycles, personal watercraft ("PWC"), and jet boats. Polaris is the market leader in snowmobiles with more than 30% market share worldwide and is the No. 2 competitor in ATVs with more than 20% market share worldwide. Sharing overlapping geographies and similar brand heritage, our company and Polaris compete for the American consumer.

Arctic Cat: Arctic Cat, Inc. engages in the design, engineering, manufacture, and marketing of snowmobiles and all-terrain vehicles. It produces snowmobiles in 56 models and ATVs in 26 models. The company also sells snowmobile and ATV parts, such as electric start and reverse kits, luggage racks and bags, backrests, machine covers, windshields, track studs, carbide runners, winch kits, snow plow kits, portable lights, and utility bags. In addition, Arctic Cat offers garments and accessories, including suits, jackets, pants, pull-overs, sweatshirts, T-shirts, riding gloves, hats, helmets, caps, boots, and gear bags. This company sells its products in the United States, Canada, Europe, the Middle East, and Asia through a network of independent dealers and distributors. Arctic Cat's principal executive offices are located in Thief River Falls, Minnesota. Based in Thief River Falls, Minnesota, Arctic Cat is our rival. Arctic Cat competes directly with us in the ATV market. Sharing overlapping geographies and similar brand heritage, our company and Arctic Cat compete for the American consumer.. Arctic Cat recently surpassed Bombardier to become the No. 2 competitor in snowmobiles in the United States (No. 3 worldwide) and is the No. 6 competitor in ATVs worldwide, in management's estimation.

Bombardier: Bombardier operates under the Sea-Doo(TM) and Ski-Doo(TM) names in the PWC and snowmobile markets, respectively, and recently entered the ATV market (1998) using the Bombardier name. Bombardier is the No. 1 competitor in PWC and is the No. 2 manufacturer of snowmobiles worldwide behind Polaris. In March 2001, Bombardier purchased Outboard Marine Corp., acquiring the Johnson and Evinrude brands of outboard motors along with the Fish-Hawk line of boats.

Bombardier is also one of the largest producers of two- and four-stroke engines (called ROTAX), used primarily in snowmobile, watercraft, and ATV vehicles.

Honda: Honda Motor Co., Ltd. engages in the development, production, and manufacture of motor products, ranging from small general purpose engines to specialty sports cars. Its motorcycle business includes motorcycles, all-terrain vehicles, and personal watercraft. This company produces motorcycles, ranging from the 50 cubic capacity (cc) class to the 1800cc class in cylinder displacement. Honda's motorcycle line consists of sports, business, and commuter models. Honda also manufactures various power products, including power tillers, portable generators, general purpose engines, grass cutters, outboard engines, water pumps, snow throwers, power carriers, power sprayers, lawn mowers, and lawn tractors. In addition, it also provides financing for the sale of its motorcycles, automobiles, and power products. This company's products are distributed primarily in Japan through outlets, including PROS authorized dealerships. Honda Motor Co. was incorporated in 1948 and is based in Tokyo, Japan. With combined ATV and motorcycle sales of approximately $8 billion annually, Honda is our largest competitor in the powersports industry. Honda is the pioneer and market leader in ATVs and holds the No. 2 position in motorcycles behind Harley-Davidson. Honda entered the PWC market last year with two 1,235cc models and has added an additional PWC model for its 2003 model year. Honda's move into PWC marks its first entry into a new recreational products category since 1971, when it introduced the industry's first ATV.

Yamaha: Yamaha Motor Company manufacture and sales of motorcycles, scooters, electro-hybrid bicycles, boats, sail boats, Water Vehicles, pools, utility boats, fishing boats, outboard motors, diesel engines, 4-wheel ATVs, side-by-side vehicles, racing karts, golf cars, multi-purpose engines, generators, water pumps, snowmobiles, small-sized snow throwers, automotive engines, intelligent machinery, industrial-use remote control helicopters, electrical power units for wheelchairs, helmets. Yamaha competes in each of our major segments, including ATVs and motorcycles. Yamaha started out in the motorcycle business in 1955 and is now a large producer of both on-highway motorcycles (cruisers, touring, and sport bikes) and off-highway dirt bikes. In 1968, Yamaha entered the snowmobile market. Yamaha produced its first ATV in 1979 and currently offers more than a dozen ATV models, including the 660cc sport performance Raptor.

Suzuki: Suzuki Motor Corporation's principal activity is the design and manufacture of automobiles, motorcycles, outboard engines, general-purpose engines and other products. Operations are carried out through the following sectors: motorcycles: motor bikes, pushbikes; four-wheeled cars: light cars, small-sized cars, normal-sized cars and others: houses, dynamos. Four-wheeled cars accounted for 79% of fiscal 2002 revenues; motorcycles and other two-wheelers, 19% and other operations, 2%. Oversea sales accounted for 52.8% of fiscal 2002 revenues. Suzuki competes in the motorcycle and ATV segments of the powersports industry. Suzuki introduced the first four-wheeled ATV in 1982, and maintains a small market share (7%) in ATVs. In March 2002, Suzuki and Kawasaki formed a strategic partnership for product development, engineering, and manufacturing of both ATVs and motorcycles. Suzuki is also a 34% owner of Arctic Cat, Inc. and provides Arctic Cat with engines used in its snowmobiles and ATVs.

Kawasaki: Kawasaki Heavy Industries' principal activities are the manufacture of a wide range of industrial products. Operations are carried out through the following divisions: General machinery (motorcycles, jet-skis, buggies and gasoline engines); Industrial plant (industrial machinery, boiler and environment equipment); Gas turbine (jet engines, general gas turbines and motors); Aerospace ( air planes); Transportation equipment (trains, construction machinery and precision machinery); Shipbuilder and Other. General machinery accounted for 25 % of fiscal 2002 revenues; industrial plant, 20%; gas turbine, 15%; aerospace; 14%; transport equipment; 11%; shipbuilder, 8% and other, 7%. From the class leading Ninja(R) sportbikes and thundering Vulcan(TM) cruisers to the rugged Brute Force(TM) ATVs, Mule(TM) utility vehicles and JET SKI(R) watercraft, Kawasaki products lead the powersports industry around the globe. Kawasaki's success is in designing and manufacturing products that offer balanced performance, high quality, reliability and excellent fit and finish. Kawasaki is the No. 3 competitor in PWC, the No. 4 competitor in heavyweight motorcycles, and the No. 4 competitor in ATVs. This company is also a market leader in the utility vehicle segment of the ATV market. Kawasaki has a full line of ATVs and introduced the first V-Twin 700cc four-stroke "ultra high performance" sport ATV in the first quarter of 2003.

GOVERNMENT REGULATION

Use of motorcycles in the United States is subject to regulation by the Environmental Protection Agency ("EPA"), and by state pollution control agencies. Any failure by us to comply with applicable environmental requirements of the EPA or state agencies could subject us to administratively or judicially imposed sanctions such as civil penalties, criminal prosecution, injunctions, product recalls or suspension of production.

Motorcycles are subject to considerable safety standards and requirements under the provisions of the National Traffic and Motor Vehicle Safety Act and the rules promulgated under this Act by the National Highway Traffic Safety Administration ("NHTSA"). We could suffer recalls of our motorcycles if they fail to satisfy applicable safety standards administered by the NHTSA.

Emission and noise standards for dirt bike motorcycles and all-terrain vehicles vary from state to state. Some states have no registration requirements for off-road vehicles and others such as California have stringent standards. The Enforcement Division of the California Air Resources Board ("CARB") has the responsibility for preventing the illegal sale and use of non-conforming or non-California certified vehicles, engines, and emissions related parties in California. One category that the Enforcement Division regulates is Off-Highway Recreational Vehicles.

Regulations apply to off-road motorcycles and all-terrain vehicles manufactured on or after January 1, 1997, and all off-road vehicles sold in California, model year 1998 or later, must be certified by the CARB. There are two types of certifications available, a compliant certification ("green sticker") and a non-compliant certification ("red sticker"). A vehicle certified compliant meets the emission standards set forth by the regulation and when registered will receive a green sticker from the Department of Motor Vehicles. The green sticker allows the vehicle to be ridden in any designated riding area at any time during the year. A non-compliant vehicle receives a red sticker at the time of registration. It limits the use of the vehicle according to the regulations, which may allow for seasonal riding.

We have recently received Carb Green for our 110CC ATV, CARB and EPA certificates for our 150CC Scooters, CARB, EPA, DOT for our 250CC Vision Cruisers and Red Sticker for all of our off road models, except for the 110 CC ATV. We currently have application pending for 250CC ATV Mudder, 250CC Eudoro Dirt Bike and 250CC Sports Bike with the EPA. Beginning in January 2006, uniform federal standards will replace those of individual states, including California, and we are in the process of ensuring that our 2006 models comply with the pending reforms.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

In order to protect our valuable brand names from competitors, we have filed trademark applications for our most popular product lines; "URBAN", "TRAIL", "TANK" and "VISION" brand names with the U.S. Patent and Trademark office. We intend to apply for additional trademark and copyright protection for any future product offerings.


RESEARCH AND DEVELOPMENT ACTIVITIES

We have not engaged in any research and development activities.

EMPLOYEES

We currently have a total of eighteen (18) full time employees.

DESCRIPTION OF PROPERTY

Our principal office and warehouse is located at 10925 Schmidt Road, El Monte, CA 91733. On August 1, 2005, we entered into a lease agreement for the facilities in which we operate. The term of the lease is 60 months with monthly payments of $19,900. SEE CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

                                LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Our directors and executive officers, their ages, positions held are as follows:


         NAME                    AGE  POSITION WITH THE COMPANY
         ----------------------- ---- ---------------------------------
         Jiangyong Ji             50  Chairman
         10925 Schmidt Road
         El Monte, CA 91733

         Jing Jing Long           53  President, Treasurer and Director
         10925 Schmidt Road
         El Monte, CA 91733

         Jim Ji                   25  Secretary and Director
         10925 Schmidt Road
         El Monte, CA 91733

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Jiangyong Ji, age 50, has served as CEO and director of Tank Sport, Inc. from March 2001 to present; served as co-founder of Steady Star, Inc, a California Corporation from 1994 to present; served as President, CEO and director of LONG Sa De CV from September 1998 to present; served as President, CEO and director of KTMMEX SA DE CV from February 2002 to present. Mr. Ji was the accounting manager for Beijing Group Wuzhou Hotel, a hotel management company, from Sep 1987 to Dec 1992. Mr. Ji has a bachelor degree from the Air Force Medical School of People's Republic of China.

Jing Jing Long, age 53, has served as treasurer and director of Tank Sport, Inc. from March 2001 to present; served as President and co-founder of Steady Star, Inc., a California Corporation from 1994 to present; served as Manager of Panama Hua Mei Group, Co. from 1988 to 1991. Ms. Long received a bachelor degree from First Army Medical School of People's Republic of China.

Jim Ji, age 25, has served as general manager, secretary and director of Tank Sports, Inc. since Spetember, 2003; served as Technical Support department supervisor of Giga Fast Ethernet, Inc., a California Corporation, from September 1999 to September 2003. Mr. Ji has received a bachelor's degree from ITT Technical College.

FAMILY RELATIONSHIPS

Ms. Jing Jing Long is the spouse of Mr. Jiangyong Ji, and Mr. Jim Ji is the son of Mr. Jiangyong Ji.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past five years, none of our directors, executive officers or persons that may be deemed promoters is or have been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

                             EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation paid by our company for services rendered in all capacities to Tank Sports, Inc. from March 1, 2004 through the fiscal year ended February 28, 2005, of all officers and directors of our company. We presently have no pension, health, annuity, insurance, profit sharing or similar benefit plans. Executive compensation is subject to change concurrent with our company's requirements.

SUMMARY COMPENSATION TABLE

None of our executive officers received an annual salary and bonus that exceeded $100,000 during the fiscal year ending February 28, 2005. The following table sets forth the compensation received by Jiangyong Ji, Jing Jing Long and Jim Ji.

                                 ANNUAL COMPENSATION                LONG TERM
                                                                   COMPENSATION
NAME AND               FISCAL        SALARY             OTHER       SECURITIES
PRINCIPAL POSITION       YEAR                                       UNDERLYING
                                                                     OPTIONS
-------------------- --------- ------------------ --------------- --------------

Jiangyong Ji           2005          12,506.88          -0-           -0-
Chairman               2004          17,964.23          -0-           -0-
                       2003          25,932.80          -0-           -0-

Jing Jing Long         2005          10,856.40          -0-           -0-
President, Treasurer   2004          16,481.15          -0-           -0-
Director               2003          24,674.00          -0-           -0-

Jim Ji                 2005          27,527.52          -0-           -0-
Secretary and          2004          24,113.04          -0-           -0-
Director               2003           1,541.30          -0-           -0-


             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

COMPENSATION OF DIRECTORS

Generally, our Directors do not receive salaries or fees for serving as directors, nor do they receive any compensation for attending meetings of the Board of Directors. Directors are entitled to reimbursement of expenses incurred in attending meetings.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2001, Steady Star, Inc., an S Corp, owned by Mr. Ji and Ms. Long (each 50%) ("Steady Star") loaned a total of $90,000 to Tank. Steady Star also invested $10,000 in "paid in capital" into Tank. Steady Star then become the 100% shareholder of Tank. Steady Star received 10,000 shares of common stock of Tank for its $10,000 investment.

On January 30, 2005, the board of Steady Star consented to an non-liquidation dividend of its ownership of the 10,000 shares of Tank to its only 2 shareholders, Mr. Ji and Ms. Long, each 5,000 shares.

On March 15, 2005, Mr. Ji gifted a total of 1,501 shares to 8 individuals.

On August 16, 2003, Tank and Steady Star, a related company, jointly entered into a lease agreement for the term of 36 months with a monthly payment of $7,840, of which $4,075 was allocated to Tank.

On August 1, 2005, Tank entered into a new lease agreement with Mr. Ji and Ms. Long, whom jointly own the new warehouse and office. The term of the lease is 60 months with monthly payments of $19,900.

Tank makes purchase of products from third party vendors in China by having Steady Star issuing letter of credit to the third party vendor when Tank issues purchase order to vendors. Upon end of term of the letter of credit, Tank remits payment to Steady Star, which in turn pays to the vendors. As of the fiscal year ended February 28, 2005 and the six months ended August 31, 2005, the amounts due to Steady Star were $1,285,894 and $1,914,896 (unaudited) respectively. The amount is due on demand, interest free and unsecured.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 15, 2005, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.



NAME AND ADDRESS OF          AMOUNT AND NATURE OF           PERCENT OF
BENEFICIAL OWNER             BENEFICIAL OWNERSHIP      BENEFICIAL OWNERSHIP
-------------------------  -----------------------  ------------------------
Jiangyong Ji                     2,679,200                    32.97%
President, CEO
and Director

Jing Jing Long
Treasurer and Director           4,000,000                    49.23%

Jim Ji
Secretary and Director                   0                     0.00%

All Officers, Directors          6,679,200                    81.20%
And 5% Shareholders


CHANGES IN CONTROL

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

                           DESCRIPTION OF COMMON STOCK

We are authorized to issue 50,000,000 common shares with a par value of $0.001. As of November 15, 2005 we had 8,125,700 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to common stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

                              PLAN OF DISTRIBUTION

The Selling Shareholders of the common stock of Tank Sports, Inc., and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sales price to the public has been determined by the shareholders to be $1.00 per share. The price of $1.00 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for listing on the OTC Bulletin Board.

The Selling Shareholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- settlement of short sales entered into after the date of this prospectus;

- broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

- any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Shareholders does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

Because the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Currently there are no shares of our common stock eligible for resale pursuant to Rule 144. Each Selling Shareholders has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                              SELLING SHAREHOLDERS

The Selling Shareholders may offer and sell, from time to time, any or all of the common stock registered pursuant to this Registration Statement. Because the Selling Shareholders may offer all or only some portion of the 1,446,500 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders as of November 15, 2005, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder. None of the Selling Shareholders is a broker-dealer, or an affiliate of a broker-dealer to our knowledge.

Selling Shareholders
Shares of Common Stock Owned Prior to Offering Shares of Common Stock to be Offered for Sale Shares of Common Stock Owned After the Offering Percentage of Common Stock Owned Before the Offering Percentage of Common Stock Owned After the Offering.

-------------------------- ----------- ----------- ------------ ------------ ------------
Selling Shareholders       Shares of   Shares of    Shares of   Percentage    Percentage
                           Common      Common       Common      of  Common    of Common
                           Stock Owned Stock to be    Stock     Stock         Stock Owned
                           Prior to    Offered     Owned After  Owned Before  After the
                           Offering    for Sale    the Offering the Offering  Offering
-------------------------- ----------- ----------- ------------ ------------ ------------
Richard Lui                    150,400     150,400           0         1.85%        0

Mui Hoo Lui Chong              150,400     150,400           0         1.85%        0

Monica Ning Na Ding            149,600     149,600           0         1.84%        0

Yang Jie Ou                    162,400     162,400           0         2.00%        0

Li Yan Lu                      155,400     155,400           0         1.91%        0

Yong Tao Jiang                 153,800     153,800           0         1.89%        0

Rui Quan Wu                    194,000     194,000           0         2.39%        0

Haiyan Chu                     214,000     214,000           0         2.63%        0

Yun Qi                           8,000       8,000           0         0.10%        0

Li Chen                          2,000       2,000           0         0.02%        0

Chang Zheng Lei                  1,800       1,800           0         0.02%        0

Jiang Huai Ji                    1,500       1,500           0         0.02%        0

Ming Yang                          400         400           0         0.00%        0

Li Li                            1,000       1,000           0         0.01%        0

                                       30

SELLING SHAREHOLDERS - continued

-------------------------- ----------- ----------- ------------ ------------ ------------
Selling Shareholders       Shares of   Shares of    Shares of   Percentage    Percentage
                           Common      Common       Common      of  Common    of Common
                           Stock Owned Stock to be    Stock     Stock         Stock Owned
                           Prior to    Offered     Owned After  Owned Before  After the
                           Offering    for Sale    the Offering the Offering  Offering
-------------------------- ----------- ----------- ------------ ------------ ------------
Wei An Tang                        600         600           0         0.01%        0

Yan Liang Chen                     300         300           0         0.00%        0

Ling Chen                          200         200           0         0.00%        0

Yun Yue Lin                        100         100           0         0.00%        0

Ju Huang                           100         100           0         0.00%        0

Xin Jun Mao                        100         100           0         0.00%        0

Zhi Qian Zeng                    4,000       4,000           0         0.05%        0

Jin Li Zhou                      1,000       1,000           0         0.01%        0

Zhi Yi Xue                      10,000      10,000           0         0.12%        0

Xiao Ling Long                  10,000      10,000           0         0.12%        0

Yuk Lan Tse                     20,000      20,000           0         0.25%        0

Pei Yong                         5,000       5,000           0         0.06%        0

Jian Nong Yong                   5,000       5,000           0         0.06%        0

Ming Xue                         5,000       5,000           0         0.06%        0

Ling Ji                         20,000      20,000           0         0.25%        0

Yu Jun Wang                      2,000       2,000           0         0.02%        0

Maribel Roblero Garcia           3,000       3,000           0         0.04%        0

Estela Guadalupe Hernandez       1,000       1,000           0         0.01%        0
Velazo

Edgar Valencia Gonzalez          1,000       1,000           0         0.01%        0

Blanca Vazquez Sanchez             400         400           0         0.00%        0

Wen Kun Wang                     3,000       3,000           0         0.04%        0

Yu Shuang Ou                     5,000       5,000           0         0.06%        0

Ning Chen                        5,000       5,000           0         0.06%        0
-------------------------- ----------- ----------- ------------ ------------ ------------
Total                        1,446,500   1,446,500           0        17.80%        0

We will require the Selling Shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                                  LEGAL MATERS

The validity of the common stock offered by this prospectus has been passed upon by The O'Neal Law Firm, P.C., 17100 East Shea Boulevard, Suite 400-D, Fountain Hills, Arizona 85268.

                                 TRANSFER AGENT

Our transfer agent is First American Stock Transfer, 706 E. Bell Road, Suite 202, Phoenix, Arizona 85022.

                                     EXPERTS

The financial statements of Tank included in this registration statement have been audited by Kabani & Company, Inc., Certified Public Accountants, to the extent and for the period set forth in their reports appearing elsewhere in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


Section 204 of the California General Corporation Law permits a corporation to include in its Articles of Incorporation provisions eliminating or limiting the personal liability of directors for monetary damages in an action brought by or in the right of the corporation for breach of a director's fiduciary duties, subject to certain limitations. Section 317 of the California General
Corporation Law requires a corporation to indemnify its directors and other agents to the extent they incur expenses in successfully defending lawsuits brought against them by reason of their status as directors or agents. Section 317 also permits a corporation to indemnify its directors and other agents to a greater extent than specifically required by law.

Our Articles of Incorporation, as amended, eliminate the personal liability of directors of the Company for monetary damages to the fullest extent permissible under California law. Our Bylaws require that our company, to the maximum extent permitted by California law, indemnify each of our agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an agent of Tank. The term "agent" includes any person who (i) is or was a director, officer, employee or other agent of Tank; (ii) is or was serving at the request of Tank, as a director, officer, employee or agent of another business entity; or (iii) was a director, officer, employee or agent of a corporation which was a predecessor corporation of Tank or of another enterprise at the request of such predecessor corporation.

The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate our ability and that of our shareholders (through shareholder derivative suits) to recover monetary damages against a director except as limited by California law. These provisions do not limit or eliminate the rights of Tank or those of any shareholder to seek non-monetary relief. In any proceeding arising by reason of the fact a person is or was an agent of Tank, the agent will be indemnified if he or she acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. There can be no indemnification with respect to any matter as to which the agent is adjudged to be liable to Tank, unless and only to the extent that the court in which such proceeding was brought determines upon application that, in view of all of the circumstances of the case, the agent is fairly and reasonably entitled to indemnity for expenses as the court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Tank pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                       WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's Public Reference Room 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. The Internet site of the SEC contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Tank Sports, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

________________________________________________________________________________

                          PART 1. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

      BALANCE  SHEETS  FEBRUARY  28,  2005  AND  AUGUST  31,  2005
      (UNAUDITED) ..........................................................36

      STATEMENTS  OF OPERATIONS  FOR THE YEARS ENDED  FEBRUARY 28,
      2005 AND  FEBRUARY  29,  2004 AND FOR THE SIX MONTH  PERIODS
      ENDED AUGUST 31, 2005 AND AUGUST 31, 2004 (UNAUDITED) ................37

      STATEMENT OF CHANGES IN STOCKHOLDERS'  DEFICIT FOR THE YEARS
      ENDED FEBRUARY 28, 2005 AND 2004 .....................................38

      STATEMENT  OF CASH FLOWS FOR THE YEARS  ENDED  FEBRUARY  28,
      2005 AND  FEBRUARY  29,  2004 AND FOR THE SIX MONTH  PERIODS
      ENDED AUGUST 31, 2005 AND AUGUST 31, 2004 (UNAUDITED) ................39

      NOTES TO FINANCIAL STATEMENTS ........................................40

                                TANK SPORTS, INC.
                                 BALANCE SHEETS
                FEBRUARY 28, 2005 AND AUGUST 31, 2005 (UNAUDITED)

                                     ASSETS
                                     ------

                                                 February 28,   August 31,
                                                     2005          2005
                                                 -----------   -----------
                                                               (Unaudited)
CURRENT ASSETS
   Cash & cash equivalents                       $    40,941    $   278,487
   Accounts receivable, net                           90,400        172,837
   Other receivable                                   23,000         23,000
   Inventory                                         333,094        809,041
   Prepaid expense                                     6,243          5,641
                                                 -----------    -----------
            Total current assets                     493,678      1,289,006

PROPERTY AND EQUIPMENT, NET                           15,862         53,895

LOANS RECEIVABLE                                     196,618        196,618

OTHER ASSETS                                          24,123         24,423
                                                 -----------    -----------

TOTAL ASSETS                                     $   730,281    $ 1,563,941
                                                 ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES
   Due to affiliate                              $ 1,285,894    $ 1,914,896
   Other payables                                     16,287        172,721
   Accrued liabilities                                 6,053         19,069

                                                 -----------    -----------
            Total current liabilities              1,308,234      2,106,686

COMMITMENTS

STOCKHOLDERS' DEFICIT
   Share capital ($0.001 par value, authorized
     50,000,000 shares, issued and outstanding
     8,000,000 shares)                                10,000         10,000
   Accumulated deficit                              (587,953)      (552,744)
                                                 -----------    -----------

            Total stockholders' deficit             (577,953)      (542,744)
                                                 -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT      $   730,281    $ 1,563,941
                                                 ===========    ===========

   The accompanying notes are an integral part of these financial statements

                                TANK SPORTS, INC.
                            STATEMENTS OF OPERATIONS
           FOR THE YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004
               AND FOR THE SIX MONTH PERIODS ENDED AUGUST 31, 2005
                        AND AUGUST 31, 2004 (UNAUDITED)

                                                          Years Ended             Six Month Periods Ended
                                                  February 28    February 29      August 31      August 31
                                                     2005            2004           2005            2004
                                                  -----------    -----------    -----------    -----------
                                                                                (Unaudited)    (Unaudited)
REVENUE                                           $ 2,858,609    $ 1,886,237    $ 2,622,360    $ 1,414,097


COST OF GOODS SOLD                                  2,170,044      1,409,157      1,817,637      1,110,097

                                                  -----------    -----------    -----------    -----------
GROSS PROFIT                                          688,565        477,080        804,723        304,000


OPERATING EXPENSES
      Selling expenses                                299,832        159,850        257,496        128,189
      General and administrative expenses             510,077        396,758        511,447        253,777
                                                  -----------    -----------    -----------    -----------
          Total operating expenses                    809,909        556,608        768,943        381,966

                                                  -----------    -----------    -----------    -----------

INCOME (LOSS) FROM OPERATIONS                        (121,344)       (79,528)        35,780        (77,966)

NON-OPERATING INCOME (EXPENSES)
      Other income                                        765             38            258            762
      Interest income (expense)                          (899)          (647)          (829)             3
                                                  -----------    -----------    -----------    -----------
          Total non-operating income (expenses)          (134)          (609)          (571)           766

                                                  -----------    -----------    -----------    -----------
NET INCOME (LOSS)                                 $  (121,478)   $   (80,137)   $    35,209    $   (77,201)
                                                  ===========    ===========    ===========    ===========

WEIGHTED AVERAGE SHARES OF SHARE CAPITAL
OUTSTANDING, BASIC AND DILUTED *                    8,000,000      8,000,000      8,000,000      8,000,000
                                                  ===========    ===========    ===========    ===========


BASIC AND DILUTED NET INCOME (LOSS) PER SHARE     $     (0.02)   $     (0.01)   $      0.00    $     (0.01)
                                                  ===========    ===========    ===========    ===========


* The basic and diluted net income (loss) per share has been restated to retroactively effect a 1:800 forward stock split on October 10, 2005

   The accompanying notes are an integral part of these financial statements

                                TANK SPORTS, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED FEBRUARY 28, 2005 AND 2004

                                                       Common Stock
                                                 --------------------                  Total
                                                 Number of              Accumulated  stockholders'
                                                  shares      Amount      Deficit     deficit
                                                ---------   ---------   ---------    ---------
Balance at February 28, 2003                    8,000,000   $  10,000   $(386,338)   $(376,338)

Net loss for the year ended February 29, 2004        --          --       (80,137)     (80,137)
                                                ---------   ---------   ---------    ---------
Balance at February 29, 2004                    8,000,000      10,000    (466,475)    (456,475)

Net loss for the year ended February 28, 2005        --          --      (121,478)    (121,478)
                                                ---------   ---------   ---------    ---------
Balance at February 28, 2005 *                  8,000,000   $  10,000   $(587,953)   $(577,953)
                                                =========   =========   =========    =========


* Total number of issued and outstanding shares of common stock has been restated to retroactively effect a 1:800 forward stock split

   The accompanying notes are an integral part of these financial statements

                                TANK SPORTS, INC.
                             STATEMENT OF CASH FLOWS
           FOR THE YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004
               AND FOR THE SIX MONTH PERIODS ENDED AUGUST 31, 2005
                        AND AUGUST 31, 2004 (UNAUDITED)

                                                                Years Ended          Six Month Periods Ended
                                                          February 28  February 29    August 31    August 31
                                                               2005         2004        2005          2004
                                                            ---------    ---------   ----------   ----------
                                                                                     (Unaudited)  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income (loss)                                        $(121,478)   $ (80,137)  $   35,209   $  (77,201)
   Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:

        Depreciation and amortization                           6,203        3,334        4,921        2,379

        (Increase) decrease in current assets:
                  Accounts receivable                          (2,231)      58,764      (82,437)      16,458
                  Other receivable                            (23,000)        --           --          9,245
                  Inventory                                   359,284      (65,248)    (475,947)     (55,920)
                  Prepaid expense                                (214)      (4,634)         602        6,030
                  Other assets                                 10,417      (23,520)        (300)     (32,016)

        Increase (decrease) in current liabilities:
                  Due to affiliate                           (187,195)     232,269      629,002      184,028
                  Other payables                              (17,942)      29,519      156,434      (21,685)
                  Accrued liabilities                             997        4,251       13,016       (7,292)

                                                            ---------    ---------   ----------   ----------
   Net cash provided by operating activities                   24,841      154,598      280,500       24,026
                                                            ---------    ---------   ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES
        Payment  on purchase of property                         (629)     (20,809)     (42,954)        --
        Loans receivable                                      (50,167)    (146,451)        --        (50,167)

                                                            ---------    ---------   ----------   ----------
   Net cash used in investing activities                      (50,796)    (167,260)     (42,954)     (50,167)
                                                            ---------    ---------   ----------   ----------


NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS            (25,954)     (12,662)     237,546      (26,141)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                     66,896       79,558       40,941       66,896
                                                            ---------    ---------   ----------   ----------

CASH & CASH EQUIVALENTS, ENDING BALANCE                     $  40,941    $  66,896    $ 278,487   $   40,755
                                                            =========    =========    =========   ==========

   The accompanying notes are an integral part of these financial statements

                               TANK SPORTS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Tank Sports ("Tank" or "the Company") was incorporated on March 5, 2001 as Bi-Tank, Inc. On June 21, 2004, the Company amended its Articles of Incorporation and changed its name to Tank Sports, Inc. The Company is located in the city of South El Monte, California, U.S.A. The Company is engaged in the sales and distribution of high quality recreational and transportation motorcycles, all-terrain vehicles ("ATVs"), dirt bikes, scooters, and Go Karts. The Company's motorcycles and ATVs products are exclusively contract manufactured in China and Mexico.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts receivable and other receivable

Accounts receivable and other receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 10 days and 30 days. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $40,783 as of February 28, 2005 and $7,210 as of August 31, 2005 (unaudited).

Inventory

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and an allowance is made for writing down the inventories to the market value, if lower. Inventories comprised of finished goods amounting $333,094 as of February 28, 2005 and $809,041 as of August 31, 2005 (unaudited).

Loans receivable

On January 10, 2004 and December 20, 2004, the Company loaned $146,451 and $50,167 to two unrelated parties at interest rate of 6% per annum. The loans are unsecured, both principal and interest are payable on January 10, 2007 and December 20, 2007, respectively.

Other assets

Other assets comprised of deposits amounting $24,123 as of February 28, 2005 and $24,423 as of August 31, 2005 (unaudited).

Machinery and equipment

Machinery and Equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives of 5 years for office equipment and machinery. The following were the details of the property and equipment as of February 28, 2005 and August 31, 2005 (unaudited):

                                           February 28, 2005   August 31, 2005
                                           -----------------   ---------------
                                                                  (Unaudited)

          Machinery & equipment                     $24,382           $67,336
          Less:  Accumulated depreciation            (8,520)          (13,441)
                                          -----------------   ---------------
          Net                                      $ 15,862           $53,895
                                          =================   ===============

Due to affiliate

The Company issues purchase orders to third party vendors in China. However, the third party vendors are paid by a US company owned by the shareholder of the Company. This affiliated company issues letter of credit in favor of vendors when the Company issues purchase order to the vendors. The Company makes payment to this affiliated company, which in turn pays to the vendors. The amount due to this affiliate were $1,285,894 as of February 28, 2005 and $1,914,896 as of August 31, 2005 (unaudited), respectively. The amount is due on demand, interest free and unsecured.

Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of February 28, 2005 and as of August 31, 2005, there were no significant impairments of its long-lived assets.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectbility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied to be recorded as unearned revenue.

Advertising costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended February 29, 2004 and February 28, 2005 were $18,037 and $50,772, respectively. Advertising costs for the 6 month periods ended August 31, 2004 (unaudited) and August 31, 2005 (unaudited) were $13,893 and $52,691, respectively.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

Income taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net income (loss) per share

Net income (loss) per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net income (loss) per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net income (loss) per share is based upon the weighted average number of common shares outstanding. Diluted net income
(loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Recent pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its financial position or results of operations.

3. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $587,953 including a net loss of $121,478 during the year ended February 28, 2005. The Company has accumulated deficit of $552,744 as of August 31, 2005 (unaudited). The continuing losses have adversely affected the liquidity of the Company. Losses might continue for the immediate future. The Company faces some business risks, which includes but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, to increase more sales and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort towards (i) build "Tank" brand (ii) set up sales channels to increase sales
(iii) liquidate less profitable products, and focus on selling more profitable motorcycles (vi) obtain additional equity. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

4. SHAREHOLDERS' EQUITY

In April 2001, Steady Star, Inc. became a 100% shareholder of the Company. On January 30, 2005, the board of Steady Star, Inc. consented a non-liquidating dividend of its ownership of the 10,000 pre forward-split shares (note 11) of the Company (5,000 pre forward-split shares each) to Steady Star, Inc.'s only 2 shareholders. On March 15, 2005, one of shareholder gifted a total of 1,501 pre-split shares of his portion to 8 individuals.

5. INCOME TAXES

The Company incurred net operating losses for tax purposes of approximately $544,717 through February 28, 2005 and approximately $545,534 through August 31, 2005 (unaudited). Differences between financial statement and tax losses consist primarily of bad debts allowance of $40,783 at February 28, 2005 and $7,210 as of August 31, 2005 (unaudited). The net operating loss carry forward may be used to reduce taxable income through the year 2025. Net operating loss for carry forward for the State of California is generally available to reduce taxable income through the year 2010. The availability of the Company's net operating loss carry forward is subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

The gross deferred tax asset balances, due to net operating loss carry forward and allowance for bad debts, were $217,887 as of February 28, 2005 and was $218,214 as of August 31, 2005 (unaudited), respectively. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forward cannot reasonably be assured. Components of deferred tax assets at February 28, 2005 and August 31, 2005 (unaudited) are as follows:

                                         February 28     August 31
                                             2005           2005
                                        -------------  ------------
                                                        (Unaudited)

Net operating loss                       $    234,200    $  221,098
Allowance for bad debt                        (16,313)      (2,884)
                                        -------------  ------------
Deferred tax asset                            217,887       218,214
Less: valuation allowance                    (217,887)     (218,214)
                                        -------------  ------------
                                          $        -   $         -
                                        =============  ============

The following is a reconciliation of the provision for income taxes at the U.S. federal and California state income tax rate to the income taxes reflected in the Statements of Operations:



                               February 28  February 29   August 31    August 31
                                    2005         2004        2005         2004
                               -------------------------------------------------
                                                        (Unaudited)  (Unaudited)
Tax expense (credit)
at statutory rate-federal            (34)%        (34)%         34%        (34)%
State tax expense net of
  federal tax                       (  6)         ( 6)           6         ( 6)
Changes in valuation allowance        40           40          (40)         40
                               -------------------------------------------------
Tax expense at actual rate              -            -           -            -
                               =================================================


6. BASIC AND DILUTED NET LOSS PER SHARE

Net income (loss) per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net income (loss) per share is based upon the weighted average number of common shares outstanding. Diluted net income (loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Weighted average number of shares used to compute basic and diluted loss per share is the same since there are no dilutive securities. The basic and diluted net income (loss) per share has been restated to retroactively effect a 1:800 forward stock split on October 10, 2005.

7. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company had four major vendors that each provided over 10 % of the Company's purchases for the year ended February 29, 2004. Total purchases from these vendors were 91 % of the Company's total inventory purchases for the year ended February 29, 2004. The Company had two major vendors that each provided over 10% of the Company's inventory for the year ended February 28, 2005. Total purchases from these vendors were 85% of the Company's total inventory purchases for the year ended February 28, 2005.

There were no major customers whose purchases accounted for over 10% of the Company's total revenue for the year ended February 29, 2004. There was one major customer whose purchases accounted for 13% of the total revenue for the year ended February 28, 2005. The total receivable balance due from this customer was $12,892 as of February 28, 2005.

8. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95. The Company paid $647 and $899 for interest for the years ended February 29, 2004 and February 28, 2005, respectively. The Company paid $800 each year for income tax for the years ended February 29, 2004 and February 28, 2005. The Company paid $0 and $800 for income tax in the six month periods ended August 31, 2005 (unaudited) and August 31, 2004 (unaudited), respectively. The Company paid $0 for interest during the six month periods ended August 31, 2005 (unaudited) and 2004 (unaudited).

9. RELATED PARTIES

Lease commitment

In August 16, 2003, Tank and its affiliated company entered into a lease agreement for the facilities in which they operate. The term of the lease is 36 months with monthly payments of $7,840, of which approximately $4,075 is allocated to Tank. Rent expense was $37,903 and $63,170 for the years ended February 29, 2004 and February 28, 2005.

On August 1, 2005, Tank and its affiliated company entered into a new lease agreement for the facilities in which they operate. The lessors are Tank's 2 shareholders who are also Tank's directors. The term of the lease is 60 months with monthly payments of $19,900.

Minimum annual rent payments for Tank for each of the next 5 years are approximately $238,800 each year.

Due to related parties and purchases

The Company purchases from third party vendors in China. However, the third party vendors are paid by a US company owned by some of the shareholders of the Company. This affiliated company issues letter of credit in favor of vendors when the Company issues purchase order to the vendors. The Company makes payment to this affiliated company, which in turn pays to the vendors. The amounts due to this affiliate were $1,285,894 and $1,912,645 as of February 28, 2005 and August 31, 2005 (unaudited), respectively. The amount is due on demand, interest free and unsecured.

10. RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the current year presentation.

11. SUBSEQUENT EVENTS (unaudited)

On October 10, 2005, Tank Sports, Inc. amended its articles to increase its number of authorized shares from 1,000,000 to 50,000,000 shares, at par value of $0.001 and a forward split of 800 shares for one. The financial statements have been retroactively restated for the effects of forward stock splits.

On October 10, 2005, Tank Sports, Inc. board consented a Regulation S offering of 300,000 shares of common stock at $1.00 per share. As of October 30, 2005, Tank Sports, Inc. closed the Regulation S offering and was able to collect $125,700 from 34 shareholders.

________________________________________________________________________________

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days  from  the  effective  date of this  Registration  Statement,  all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 204 of the California General Corporation Law permits a corporation to include in its Articles of Incorporation provisions eliminating or limiting the personal liability of directors for monetary damages in an action brought by or in the right of the corporation for breach of a director's fiduciary duties, subject to certain limitations. Section 317 of the California General
Corporation Law requires a corporation to indemnify its directors and other agents to the extent they incur expenses in successfully defending lawsuits brought against them by reason of their status as directors or agents. Section 317 also permits a corporation to indemnify its directors and other agents to a greater extent than specifically required by law.

Our Articles of Incorporation, as amended, eliminate the personal liability of directors of the Company for monetary damages to the fullest extent permissible under California law. Our Bylaws require that our company, to the maximum extent permitted by California law, indemnify each of our agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an agent of Tank. The term "agent" includes any person who (i) is or was a director, officer, employee or other agent of Tank; (ii) is or was serving at the request of Tank, as a director, officer, employee or agent of another business entity; or (iii) was a director, officer, employee or agent of a corporation which was a predecessor corporation of Tank or of another enterprise at the request of such predecessor corporation.

The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate our ability and that of our shareholders (through shareholder derivative suits) to recover monetary damages against a director except as limited by California law. These provisions do not limit or eliminate the rights of Tank or those of any shareholder to seek non-monetary relief. In any proceeding arising by reason of the fact a person is or was an agent of Tank, the agent will be indemnified if he or she acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. There can be no indemnification with respect to any matter as to which the agent is adjudged to be liable to Tank, unless and only to the extent that the court in which such proceeding was brought determines upon application that, in view of all of the circumstances of the case, the agent is fairly and reasonably entitled to indemnity for expenses as the court shall deem proper.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with this registration:



SEC Registration Fees                                 $     170.37

Printing and Engraving Fees (1)                       $   3,000.00

Accounting Fees and Expenses                          $  42,500.00

Legal Fees and Expenses                               $  24,000.00

Transfer Agent Fees and Expenses (1)                  $     750.00
------------------------------------------------------------------
TOTAL                                                 $  70,420.37



(1) We have estimated these amounts.

                     RECENT SALES OF UNREGISTERED SECURITIES


From October 10, 2005 through October 30, 2005, we conducted an offering of 125, 700 shares of our common stock to 34 investors residing in China and Mexico at a price of $1.00 per share for an aggregate value to our company of $125,700.

We relied upon Regulation S of the Securities Act of 1933, as amended (the "Act"). Our officers and directors determined the sophistication of our investors, as the investors were all foreign accredited investors. Each investor completed a subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend. No shares were sold to investors residing within the United States of America. In addition, we complied with the applicable requirements of Rules 902 and 903 of the Act.




                                    EXHIBITS

Exhibit # Description



---------  --------------------------------------
3.1        Articles of Incorporation
3.2        Amendment to Articles of Incorporation
3.3        Amendment to Articles of Incorporation
3.4        Bylaws
4.1        Office and Warehouse Lease
5.1        Opinion and Consent of Counsel
23.1       Consent of Independent Auditor

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is being registered) any deviation from the high or low end of the estimated maximum range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities being registered, which remain unsold at the end of the offering.

4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Tank pursuant to provisions of the State of California or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned in the city of El Monte, California on November 21, 2005.

                                TANK SPORTS, INC.


By:  /s/ Jing Jong Long
     --------------------------
     Jing Jong Long, President



In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.





Date: November 21, 2005                       /s/ Jiangyong Ji
                                             -------------------------------
                                             Jiangyong Ji, Chairman

Date: November 21, 2005                       /s/ Jing Jing Long
                                             -------------------------------
                                             Jing Jing Long, President, Director

Date: November 21, 2005                       /s/ Jim Ji
                                             ------------------------------
                                             Jim Ji, Director